AMENDMENT AGREEMENT

This Amendment Agreement (“Agreement”) dated as of May 5, 2008 is entered into by and among Customer Acquisition Network Holdings, Inc., a Delaware corporation (the “Company”) and Alpha Capital Anstalt (“Subscriber”).

WHEREAS, the Company and the Subscriber are parties to a Securities Purchase Agreement (“Securities Purchase Agreement”) dated November 15, 2007 relating to an aggregate investment by Subscriber in Promissory Notes of the Company (the “Notes”); and

WHEREAS, the Company and Subscriber desire to amend the terms of the Securities Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby consent and agree as follows:

1. All the capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Securities Purchase Agreement and the documents and agreements delivered therewith (“Transaction Documents”).

2. Subscriber shall exchange (the “Exchange”) that certain Promissory Note issued by the Company to Subscriber on November 30, 2007 in the principal amount of $611,000 for 305,500 shares of the Company’s common stock (the “Shares”). The parties acknowledge and agree that the Subscriber is not paying any other consideration to the Company in connection with the Exchange, including cash. The parties acknowledge and agree that for purposes of the Exchange, the Shares are valued at $2.00 per share (the “Share Purchase Price”).

3. The Company acknowledges and agrees that for purposes of Rule 144(b) of the 1933 Act, the holding period of the Shares shall tack back to the issue date of the Promissory Note of November 30, 2007.

4. The Company shall issue and deliver to Subscriber Warrants to purchase 152,750 shares of common stock of the Company. The exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $2.50 per share (the “Warrant Exercise Price”). The Warrants shall be exercisable until five (5) years after the issue date of the Warrants and shall contain a cashless feature as further described in the Warrant. The Warrant Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants shall be equitably adjusted to offset the effect of stock splits, stock dividends, and similar events, and as otherwise described in the Warrant. Holder of the Warrant is granted the registration rights set forth in Section 4(u) of the Securities Purchase Agreement in connection with the Warrant Shares.

5.  (a) Other than in connection with an Exempted Issuance (as hereinafter defined), until eighteen (18) months following the date hereof if the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per common share or exercise price per common share which shall be less than the per Share Purchase Price in respect of the Shares, or if less than the Warrant Exercise Price in respect of the Warrant Shares, without the consent of Subscriber holding a majority of the Shares (including any Warrant Shares but excluding any shares previously sold by Subscriber under Rule 144 or under any registration statement) or in the case of Warrants, holders of a majority of the Warrants, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Subscriber so that the average per share purchase price of the shares of Common Stock issued to the Subscriber (of only the Common Stock or Warrant Shares still owned by the Subscriber) is equal to such other lower price per share and the Warrant Exercise Price of the Warrants shall automatically reduced to 125% of such other lower price per share. The average Purchase Price of the Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Shares and Warrant Shares. The delivery to the Subscriber of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock. The Subscriber is granted the registration rights described in Section 4(u) of the Securities Purchase Agreement in relation to such additional shares of Common Stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the per Share Purchase Price or Warrant exercise price in effect upon such issuance. The rights of the Subscriber set forth in this Section 5 are in addition to any other rights the Subscriber has pursuant to this Agreement, any Transaction Document, and any other agreement referred to or entered into in connection herewith.

(b)  For purposes of this Agreement, an "Exempt Issuance" shall mean the issuance of (i) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by the Board of Directors of the Company, (ii) securities (including shares of Common Stock) upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, and (iii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company.

6. For the benefit of the parties hereto, the Company hereby makes all the representations, warranties, covenants undertakings and indemnifications contained in the Transaction Documents, as if such representations were made by the Company as of this date. The Subscriber hereby makes all of the representations, warranties, covenants, indemnifications and undertakings contained in the Transaction Documents as if such representations were made by the Subscriber as of this date.

7. Subject to the modifications and amendments provided herein, the Transaction Documents shall remain in full force and effect. Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Subscriber, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Subscriber reserves all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise. This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith. The Subscriber represents and warrants that it is not aware of any breach of the Transactions documents as of the date hereof.

8. Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

9. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

CUSTOMER ACQUISITION NETWORK	ALPHA CAPITAL ANSTALT
HOLDINGS INC. - the “Company”	“Subscriber”

By: /s/ Michael D. Mathews	By: /s/ Konrad Ackerman
Name: Michael D. Mathews Title: Chief Executive Officer	Name: Konrad Ackerman Title: Director